Exhibit 3-b

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                               INSEQ CORPORATION

	INSEQ CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

	FIRST:   That the Board of Directors of the said corporation, by the unanimous consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

        RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article be and read as follows:

        'FOURTH: (A) The aggregate number of shares of stock which the Corporation shall have the authority to issue is five billion, five million, two hundred seventy-five thousand (5,005,275,000) shares, consisting of five billion (5,000,000,000) shares of Common Stock with $.001 par value, one million (1,000,000) shares of Series A Preferred
Stock with $.001 par value, two hundred seventy-five thousand (275,000) shares of Series B Preferred Stock with $.001 par value, and four million (4,000,000) shares of Preferred Stock with $.001 par value. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions hereof, to provide for the issuance from time to time of Preferred Stock in one or more series, and by filing a certificate pursuant to Sec. 151 of the Delaware General Corporation Law, as amended and supplemented from time to time, to establish the number of shares to be included in each such series, and fix the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the shares of each such series not fixed hereby. The aforesaid authorization of the Board shall include, but not be limited to, the power to provide for the issuance of shares of any series of Preferred Stock convertible, at the option of the holder or of the Corporation or both, into shares of any other class or classes or of any series of the same or any other class or classes.

(B) The Series A Preferred Stock shall have the following preferences, rights, qualifications, limitations and restrictions:

1.  	Voting.  Unless otherwise required by law, the  holder of shares of Series A Preferred Stock shall be entitled to vote at any meeting of common stockholders of the Corporation (or in any written action of stockholders in lieu of a meeting) with respect to any matters presented to the stockholders of the Corporation for their action or consideration. The number of votes which may be cast by the holder of each share of Series A Preferred Stock shall equal the number of shares of the Corporation's Common Stock into which each share of Series A Preferred Stock could be converted on the record date for the meeting or action (assuming that the Corporation waived the limitation on conversion prior to April 1, 2006, if applicable). The Corporation shall provide each holder of record of Series A Preferred Stock with timely notice of every meeting of common stockholders of the Corporation and shall provide each holder with copies of all proxy materials distributed in connection therewith.

2.  	Dividends.  In the event that the Corporation's Board of
Directors declares a dividend payable to holders of any class of stock, the holder of each share of Series A Preferred Stock shall be entitled to

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receive a dividend equal in amount and kind to that payable to the holder of the number of shares of the Corporation's Common Stock into which that holder's Series A Preferred Stock could be converted on the record date for the dividend (assuming that the Corporation waived the limitation on conversion prior to April 1, 2006, if applicable).

3.  	Liquidation.   Upon the liquidation, dissolution and winding up
of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of common stock, the sum of One Cent ($0.01) per share, after which the holders of Series A Preferred Stock shall share in the distribution with the holders of the Common Stock on a pari passu basis, except that in determining the appropriate distribution of available cash among the shareholders, each share of Series A Preferred Stock shall be deemed to have been converted into the number of shares of the Corporation's Common Stock into which that holder's Series A Preferred Stock could be converted on the record date for the distribution (assuming that the Corporation waived the limitation on conversion prior to April 1, 2006, if applicable).

4.  	Conversion.  At any time from and after April 1, 2006, the holder of each share of Series A Preferred Stock shall have the right to convert that share of Series A Preferred Stock into eight hundred and seventy five
(875) fully-paid and nonassessable shares of Common Stock. The ratio of 875 shares of Common Stock for one share of Series A Preferred Stock, as adjusted pursuant to Subsection 4.4 below, is referred to herein as the "Conversion Ratio."

         4.1	Conversion Notice. The Holder of a share of Series A
Preferred Stock may exercise its conversion right by giving a written conversion notice (the "Conversion Notice") (x) by facsimile to the Corporation confirmed by a telephone call or (y) by overnight delivery service, with a copy by facsimile to the Corporation's transfer agent for its Common Stock, as designated by the Corporation from time to time (the "Transfer Agent") and to its counsel, as designated by the Corporation from time to time. If such conversion will result in the conversion of all of such Holder's Series A Preferred Stock, the Holder shall also surrender the certificate for the Series A Preferred Stock to the Corporation at its principal office (or such other office or agency of the Corporation may designate by notice in writing to the Holder) at any time during its usual business hours on the date set forth in the Conversion Notice.

         4.2	Issuance of Certificates; Time Conversion Effected.

                  4.2.1	Promptly, but in no event more than three (3) Trading
Days, after the receipt of the Conversion Notice referred to in Subsection
4.1 and surrender of the Series A Preferred Stock certificate (if required), the Corporation shall issue and deliver, or the Corporation shall cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct, a certificate or certificates for the number of whole shares of Common Stock into which the Series A
Preferred Stock has been converted. In the alternative, if the Corporation's Transfer Agent is a participant in the electronic book transfer program, the Transfer Agent shall credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with The Depository Trust Corporation. Such conversion shall be deemed to have been effected, and the "Conversion Date" shall be deemed to have occurred, on the date on which such Conversion Notice shall have been received by the Corporation and at the time specified stated in such Conversion Notice, which must be during the calendar day of such notice. The rights of the Holder of the Series A Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby, on the Conversion Date. Issuance of shares of Common Stock issuable upon conversion that are requested to be registered in a name other than that of the registered Holder shall be subject to compliance with all applicable federal and state securities laws.

                  4.2.2	The Corporation understands that a delay in the
issuance of the shares of Common Stock beyond three (3) Trading Days after the Conversion Date could result in economic loss to the Holder of the Series A Preferred Stock. As compensation to the Holder for such loss, the Corporation agrees to pay the Holder's actual losses occasioned by any

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"buy-in" of Common Stock necessitated by such late delivery.  Furthermore, in addition to any other remedies that may be available to the Holder, if the Corporation fails for any reason to effect delivery of such shares of Common Stock within five (5) Trading Days after the Conversion Date, the Holder will be entitled to revoke the relevant Conversion Notice by delivering a notice to such effect to the Corporation. Upon delivery of such notice of revocation, the Corporation and the Holder shall each be restored to their respective positions immediately prior to delivery of such Conversion Notice, except that the Holder shall retain the right to receive the actual cost of any "buy-in."

         4.3	Fractional Shares.  The Corporation shall not, nor shall it
cause the Transfer Agent to, issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of shares of Series A Preferred Stock by the Holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after such aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round, or cause the Transfer Agent to round, such fraction of a share of Common Stock up to the nearest whole share.

         4.4	Adjustment to Conversion Ratio.  In order to prevent
dilution of the rights granted under the Series A Preferred Stock, the Conversion Ratio will be subject to adjustment from time to time as provided in this Subsection 4.4.

                  4.4.1 Adjustment of Conversion Ratio upon Subdivision or Combination of Common Stock. If the Corporation at any time subdivides
(by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Ratio in effect immediately prior to such subdivision will be proportionately increased. If the Corporation at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Ratio in effect immediately prior to such combination will be proportionately decreased.

                  4.4.2 Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation will make appropriate provision (in form and substance reasonably satisfactory to the Holder) to insure that the Holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock otherwise acquirable and receivable upon the conversion of this Series A Preferred Stock, such shares of stock, securities or assets as would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock that would have been acquirable and receivable had this Series A Preferred Stock been converted into shares of Common Stock immediately prior to such Organic Change (without taking into account any limitations or restrictions on the timing of conversions). In any such case, the Corporation will make appropriate provision (in form and substance reasonably satisfactory to the Holder) with respect to the Holder's rights and interests to insure that the provisions of this
Section 4.4 will thereafter be applicable to the Series A Preferred Stock. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance reasonably satisfactory to the holders of a more than sixty-six and two-thirds percent (66-2/3%) of Series A Preferred Stock then outstanding), the obligation to deliver to each holder of Series A Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                  4.4.3	Annual Adjustments.  The Conversion Ratio shall be
adjusted on December 31, 2005, and December 31, 2006 (each being an "Adjustment Date") if the conditions set forth in either Section 4.4.3.1 or Section 4.4.3.2 are met on the Adjustment Date.

                        4.4.3.1 Anti-Dilution Adjustment. If on the Adjust-ment Date the number of Fully-Diluted Shares exceeds 367,243,231 (adjusted in accordance with the principles described in Section 4.4.1), then from and after the Adjustment Date, the holder of each share of Series A Preferred
Stock shall have the right to convert that share of Series A Preferred
Stock into the greater of (a) the number of shares of Common Stock determined by the Conversion Ratio on the Adjustment Date or (b) that number of shares of Common Stock as is equal to the product of (i)
0.0000023826 multiplied by (ii) the number of Fully-Diluted Shares on the

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Adjustment Date (defined below) multiplied by (iii) the number of shares of Series A Preferred Stock to be converted. "Fully-Diluted Shares" means the sum of the outstanding Common Stock plus all shares of Common Stock that would be outstanding if all securities that could be converted into Common Stock without additional consideration were converted on the Conversion Date, but shall not include Common Stock issuable on conversion of the Series A Preferred Stock. The formula set forth in the first sentence of this paragraph, as adjusted pursuant to any other applicable paragraph in Section 4.4, will be the "Conversion Ratio" in effect after the Adjustment Date.

5.  	Vote to Change the Terms of or Issue Series A Preferred Stock.
The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than sixty-six percent (66%) of the then outstanding shares of Series A Preferred Stock shall be required for (i) any change to the Corporation's Articles of Incorporation that would amend, alter, change or repeal any of the preferences, limitations or relative rights of the Series A Preferred Stock, or (ii) any issuance of additional shares of Series A Preferred Stock.

6.	Notices.  In case at any time:

         (a)	the Corporation shall declare any dividend upon its Common
Stock payable in cash or stock or make any other pro rata distribution to the holders of its Common Stock; or

         (b)	the Corporation shall offer for subscription pro rata to
the holders of its Common Stock any additional shares of stock of any class or other rights; or

         (c)     there shall be any Organic Change;

then, in any one or more of such cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile or by recognized overnight delivery service to non-U.S. residents, addressed to the Registered Holders of the Series A Preferred Stock at the address of each such Holder as shown on the books of the Corporation, (i) at least twenty
(20) Trading Days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such Organic Change and (ii) in the case of any such Organic Change, at least twenty (20) Trading Days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Organic Change.

7. Record Owner. The Corporation may deem the person in whose name shares of Series A Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat him as, the absolute owner of the Series A Preferred Stock for the purposes of conversion or redemption and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effective to satisfy and discharge the liabilities arising under this Certificate of Designations to the extent of the sum or sums so paid or the conversion so made.

(C) The Series B Preferred Stock shall have the following preferences, rights, qualifications, limitations and restrictions:

1.  	Voting.  Unless otherwise required by law, the  holder of shares of Series B Preferred Stock shall be entitled to vote at any meeting of common stockholders of the Corporation (or in any written action of stockholders in lieu of a meeting) with respect to any matters presented to the stockholders of the Corporation for their action or consideration. The number of votes which may be cast by the holder of each share of Series B Preferred Stock shall equal the number of shares of the

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Corporation's Common Stock into which each share of Series B Preferred
Stock could be converted on the record date for the meeting or action (assuming that the Corporation waived the limitation on conversion prior to April 1, 2008, if applicable). The Corporation shall provide each holder of record of Series B Preferred Stock with timely notice of every meeting of common stockholders of the Corporation and shall provide each holder with copies of all proxy materials distributed in connection therewith.

2.  	Dividends.  In the event that the Corporation's Board of
Directors declares a dividend payable to holders of any class of stock, the holder of each share of Series B Preferred Stock shall be entitled to receive a dividend equal in amount and kind to that payable to the holder of the number of shares of the Corporation's Common Stock into which that holder's Series B Preferred Stock could be converted on the record date for the dividend (assuming that the Corporation waived the limitation on conversion prior to April 1, 2008, if applicable).

3.  	Liquidation.   Upon the liquidation, dissolution and winding up
of the Corporation, the holders of the Series B Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of common stock, the sum of One Cent ($0.01) per share, after which the holders of Series B Preferred Stock shall share in the distribution with the holders of the Common Stock on a pari passu basis, except that in determining the appropriate distribution of available cash among the shareholders, each share of Series B Preferred Stock shall be deemed to have been converted into the number of shares of the Corporation's Common Stock into which that holder's Series B Preferred Stock could be converted on the record date for the distribution (assuming that the Corporation waived the limitation on conversion prior to April 1, 2008, if applicable).

4.  	Conversion.  At any time from and after April 1, 2008, the holder of each share of Series B Preferred Stock shall have the right to convert that share of Series B Preferred Stock into one hundred (100) fully-paid and nonassessable shares of Common Stock. The ratio of 100 shares of Common Stock for one share of Series B Preferred Stock, as adjusted pursuant to Subsection 4.4 below, is referred to herein as the "Conversion Ratio."

         4.1	Conversion Notice. The Holder of a share of Series B
Preferred Stock may exercise its conversion right by giving a written conversion notice (the "Conversion Notice") (x) by facsimile to the Corporation confirmed by a telephone call or (y) by overnight delivery service, with a copy by facsimile to the Corporation's transfer agent for its Common Stock, as designated by the Corporation from time to time (the "Transfer Agent") and to its counsel, as designated by the Corporation from time to time. If such conversion will result in the conversion of all of such Holder's Series B Preferred Stock, the Holder shall also surrender the certificate for the Series B Preferred Stock to the Corporation at its principal office (or such other office or agency of the Corporation may designate by notice in writing to the Holder) at any time during its usual business hours on the date set forth in the Conversion Notice.

         4.2	Issuance of Certificates; Time Conversion Effected.

                  4.2.1	Promptly, but in no event more than three (3) Trading
Days, after the receipt of the Conversion Notice referred to in Subsection
4.1 and surrender of the Series B Preferred Stock certificate (if required), the Corporation shall issue and deliver, or the Corporation shall cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct, a certificate or certificates for the number of whole shares of Common Stock into which the Series B
Preferred Stock has been converted. In the alternative, if the Corporation's Transfer Agent is a participant in the electronic book transfer program, the Transfer Agent shall credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with The Depository Trust Corporation. Such conversion shall be deemed to have been effected, and the "Conversion Date" shall be deemed to have occurred, on the date on which such Conversion Notice shall have been received by the Corporation and at the time specified stated in such Conversion Notice, which must be during the calendar day of such notice. The rights of the Holder of the Series B Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby, on the Conversion Date. Issuance of shares of Common Stock issuable upon conversion that are requested to be registered in a name other than that of the registered Holder shall be subject to compliance with all applicable federal and state securities laws.

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

                  4.2.2	The Corporation understands that a delay in the
issuance of the shares of Common Stock beyond three (3) Trading Days after the Conversion Date could result in economic loss to the Holder of the Series B Preferred Stock. As compensation to the Holder for such loss, the Corporation agrees to pay the Holder's actual losses occasioned by any "buy-in" of Common Stock necessitated by such late delivery. Furthermore, in addition to any other remedies that may be available to the Holder, if the Corporation fails for any reason to effect delivery of such shares of Common Stock within five (5) Trading Days after the Conversion Date, the Holder will be entitled to revoke the relevant Conversion Notice by delivering a notice to such effect to the Corporation. Upon delivery of such notice of revocation, the Corporation and the Holder shall each be restored to their respective positions immediately prior to delivery of such Conversion Notice, except that the Holder shall retain the right to receive the actual cost of any "buy-in."

         4.3	Fractional Shares.  The Corporation shall not, nor shall it
cause the Transfer Agent to, issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of shares of Series B Preferred Stock by the Holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after such aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round, or cause the Transfer Agent to round, such fraction of a share of Common Stock up to the nearest whole share.

         4.4	Adjustment to Conversion Ratio.  In order to prevent
dilution of the rights granted under the Series B Preferred Stock, the Conversion Ratio will be subject to adjustment from time to time as provided in this Subsection 4.4.

         	4.4.1	Adjustment of Conversion Ratio upon Subdivision or
Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Ratio in effect immediately prior to such subdivision will be proportionately increased. If the Corporation at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Ratio in effect immediately prior to such combination will be proportionately decreased.

         	4.4.2	Reorganization, Reclassification, Consolidation, Merger or
Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the
Corporation's assets or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic
Change."  Prior to the consummation of any Organic Change, the Corporation will make appropriate provision (in form and substance reasonably satisfactory to the Holder) to insure that the Holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock otherwise acquirable and receivable upon the conversion of this Series B Preferred Stock, such shares of stock, securities or assets as would have been issued or payable in such
Organic Change with respect to or in exchange for the number of shares of
Common Stock that would have been acquirable and receivable had this
Series B Preferred Stock been converted into shares of Common Stock immediately prior to such Organic Change (without taking into account any limitations or restrictions on the timing of conversions). In any such case, the Corporation will make appropriate provision (in form and substance reasonably satisfactory to the Holder) with respect to the
Holder's rights and interests to insure that the provisions of this
Section 4.4 will thereafter be applicable to the Series B Preferred Stock.
The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance reasonably satisfactory to the holders of a more than sixty-six and two-thirds percent (66-2/3%) of Series B Preferred Stock then outstanding), the obligation to deliver to each holder of Series B
Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.
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                  4.4.3	Annual Adjustments.  The Conversion Ratio shall be
adjusted on December 31, 2005, and December 31, 2006 (each being an
"Adjustment Date") if the conditions set forth in either Section 4.4.3.1 or Section 4.4.3.2 are met on the Adjustment Date.

                         4.4.3.1    Anti-Dilution Adjustment.  If on the Adjust-
ment Date the number of Fully-Diluted Shares exceeds 367,243,231 (adjusted in accordance with the principles described in Section 4.4.1), then from and after the Adjustment Date, the holder of each share of Series B Preferred
Stock shall have the right to convert that share of Series B Preferred
Stock into the greater of (a) the number of shares of Common Stock determined by the Conversion Ratio on the Adjustment Date or (b) that number of shares of Common Stock as is equal to the product of (i)
0.0000001906 multiplied by (ii) the number of Fully-Diluted Shares on the Adjustment Date (defined below) multiplied by (iii) the number of shares of Series B Preferred Stock to be converted. "Fully-Diluted Shares" means the sum of the outstanding Common Stock plus all shares of Common Stock that would be outstanding if all securities that could be converted into Common Stock without additional consideration were converted on the Conversion Date, but shall not include Common Stock issuable on conversion of the Series B Preferred Stock. The formula set forth in the first sentence of this paragraph, as adjusted pursuant to any other applicable paragraph in Section 4.4, will be the "Conversion Ratio" in effect after the Adjustment Date.

                        4.4.3.2 Price Protection Adjustment. The Conversion Ratio shall be adjusted if on the Adjustment Date, after taking into account the Anti-Dilution Adjustment described in Section 4.4.3.1, the Market Value of the number of shares of Common Stock into which a share of Series B Preferred Stock is convertible on the Adjustment Date is less than Ten Dollars ($10.00). For this purpose, "Market Value" shall equal the average of the last sale prices reported for the Common Stock on its principal trading market for the twenty trading days immediately preceding the Adjustment Date. If the aforesaid condition occurs on an Adjustment
Date, then the Conversion Ratio shall be increased so that the Market
Value of the number of shares of Common Stock into which a share of Series
B Preferred Stock is convertible on the Adjustment Date is equal to Ten
Dollars ($10.00).

5.  	Vote to Change the Terms of or Issue Series B Preferred Stock.
The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than sixty-six percent (66%) of the then outstanding shares of Series B Preferred Stock shall be required for (i) any change to the Corporation's Articles of Incorporation that would amend, alter, change or repeal any of the preferences, limitations or relative rights of the Series B Preferred Stock, or (ii) any issuance of additional shares of Series B Preferred Stock.

6.	Notices.  In case at any time:

         (a)	the Corporation shall declare any dividend upon its Common
Stock payable in cash or stock or make any other pro rata distribution to the holders of its Common Stock; or

         (b)	the Corporation shall offer for subscription pro rata to
the holders of its Common Stock any additional shares of stock of any class or other rights; or

         (c)     there shall be any Organic Change;
then, in any one or more of such cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile or by recognized overnight delivery service to non-U.S. residents, addressed to the Registered Holders of the Series B Preferred Stock at the address of each such Holder as shown on the books of the Corporation, (i) at least twenty
(20) Trading Days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such Organic Change and (ii) in the case of any such Organic Change, at least twenty (20) Trading Days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Organic Change.

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

7.	Record Owner.  The Corporation may deem the person in whose name shares of Series B Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat him as, the absolute owner of the Series B Preferred Stock for the purposes of conversion or redemption and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effective to satisfy and discharge the liabilities arising under this Certificate of Designations to the extent of the sum or sums so paid or the conversion so made.

	SECOND:   That the said amendment has been adopted by the written
consent of the holders of a majority of the issued and outstanding shares of each class of stock of the Corporation.

	THIRD:   That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation
Law of Delaware.

	IN WITNESS WHEREOF, said INSEQ CORPORATION has caused this certificate to be signed by its President and Secretary this 17th day of May, 2005.


                                      INSEQ CORPORATION


                                      By_________________________
                                        James L. Grainer, President



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